EXHIBIT 3

JOINT FILING AGREEMENT

                                                In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of AutoZone, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of April 14, 2008.

ESL PARTNERS, L.P.

By:	RBS Partners, L.P., as its general partner

By:	ESL Investments, Inc., as its general partner

By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

ESL INSTITUTIONAL PARTNERS, L.P.

By:	RBS Investment Management, L.L.C., as its general partner

By:	ESL Investments, Inc., as its manager

By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

ESL INVESTORS, L.L.C.

By:	RBS Partners, L.P., as its managing member

By:	ESL Investments, Inc., as its general partner

By:	/s/ Theodore W. Ullyot

	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

ACRES PARTNERS, L.P.

By:	ESL Investments, Inc., as its general partner

By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

RBS INVESTMENT MANAGEMENT, L.L.C.

By:	ESL Investments, Inc., as its manager

By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

RBS PARTNERS, L.P.

By:	ESL Investments, Inc., as its general partner

By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

ESL INVESTMENTS, INC.

By:	/s/ Theodore W. Ullyot
	Name:	Theodore W. Ullyot
	Title:	EVP & General Counsel

EDWARD S. LAMPERT

/s/ Edward S. Lampert
Edward S. Lampert